SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




       Date of Report (Date of earliest event reported): August 20, 2002


                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)



   Cayman Islands                0-31983                98-0229227
   (State or other              (Commission             (I.R.S. Employer
    jurisdiction                File Number)            Identification No.)
   of incorporation)


                                P.O. Box 30464SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)



      Registrant's telephone number, including area code: (345) 946-5203*


                                 Not Applicable
          (Former name or former address, if changed since last report)




--------
* The executive offices of the Registrant's principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062. The telephone number there is (913) 397-8200.

Item 9.  Regulation FD Disclosure


         See attached as Exhibit 99.1 to this Form 8-K a press release dated August 21, 2002 concerning the retirement of Gary Burrell as co-CEO and Board changes.

         The information in this Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GARMIN LTD.



Date:  August 21, 2002                        /s/ Andrew R. Etkind
                                              ---------------------------------
                                                  Andrew R. Etkind
                                                  General Counsel and Secretary

                                  EXHIBIT INDEX



         Exhibit No.                  Description
         -----------                  -----------

             99.1 Press release dated August 21, 2002 concerning the retirement of Gary
                                Burrell as Co-CEO and Board changes.

            Garmin Ltd. Announces Co-CEO Retirement and Board Changes


CAYMAN ISLANDS/August 21, 2002 / PRNewswire-- Garmin Ltd. (Nasdaq: GRMN) today announced that Gary Burrell will retire as co-CEO on August 24, 2002, his 65th birthday. Mr. Burrell will remain as co-chairman and a director of the company as well as chairman of its U.S. subsidiaries. In these capacities, Mr. Burrell will continue to provide support for several ongoing business development activities. Dr. Min Kao, who is currently co-chairman and co-CEO of Garmin Ltd., will continue as co-chairman and a director of the company and will become the sole CEO. Dr. Kao will also continue to hold his present positions as president of the company's U.S. subsidiaries and of its Taiwan subsidiary. Gary Burrell and Min Kao both have degrees in electrical engineering. They together founded the Garmin group of companies in 1989 and have jointly led the group since its founding.

Commenting on his retirement, Mr. Burrell said, "I feel fortunate and privileged to have had the opportunity to help build a company which has not only become a leader in general aviation and consumer GPS products, but whose products have helped improve the safety of navigation. As I reach retirement age, I hope to devote more time to my family, to traveling with my wife and to philanthropy. Min Kao has been my partner from the beginning. He is both an exceptional manager and leader and an exceptional engineer and he has been a driving force behind Garmin's growth and success. I am confident that he will continue to lead the company with the same skill and values that have been the foundation for our success."

"Garmin's success is built on the principles of innovation, convenience, performance, value, and service that Gary Burrell has always cherished," Dr. Kao said. "I look forward to helping to continue to serve and delight our customers with innovative products."

The company also announced that, in advance of proposed Nasdaq rule changes that would require that listed companies have a board composed of a majority of independent directors, it has restructured its board of directors to have a majority of independent directors. Ruey-Jeng Kao has resigned as a director and the board voted to reduce the number of directors from six to five. The board is now composed of Gary Burrell, Min Kao and three independent directors, Gene M. Betts, Donald H. Eller and Thomas A. McDonnell.

About Garmin:
Through its operating subsidiaries, Garmin Ltd. designs, manufactures, and markets navigation, communications and information devices, most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer markets and its products serve aviation, marine, general recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and United Kingdom. For more information, visit the Investor Relations site of Garmin Ltd. at www.garmin.com or contact the Investor Relations department at 913-397-8200.



Notice on forward-looking statements:
This release includes projections and other forward-looking statements regarding Garmin Ltd. and its business. Any statements regarding the company's future financial position, revenues, earnings, product introductions, plans and objectives are forward-looking statements. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors affecting Garmin. Information concerning risk factors that could affect Garmin's actual results is contained in the Annual Report on Form 10-K for the year ended December 29, 2001 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin's 2001 Form 10-K can be downloaded from. www.garmin.com/aboutGarmin/invRelations/finReports.html.


Source: Garmin Ltd.
-0-

Contact:
Pete Brumbaugh, Garmin Media Relations, 913-397-8200, ext. 1411